Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A (Amendment No. 3), SEC Registration No. 333-122264, of our report dated November 10, 2004, except for Note 14 as to which the date is December 23, 2004, relating to the financial statements and financial statement schedule, which appears in American Technology Corporation’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, as amended. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ BDO Seidman, LLP

Costa Mesa, California
May 25, 2005